Contacts:	Christine Rogers (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	crogers@hmsy.com	fmarraro@hmsy.com

HMS HOLDINGS CORP. ANNOUNCES Q4 AND FULL YEAR 2007 RESULTS
Fourth Quarter Revenues Increase 24% over Prior Year

NEW YORK, N.Y., February 28, 2008—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial results for its fourth quarter and full year ended December 31, 2007.

Revenue for the fourth quarter of 2007 increased 24% to $41.7 million, compared with $33.6 million for the same period a year ago. HMSY reported net income of $4.0 million or $0.15 per diluted common share for the fourth quarter of 2007, compared to net income of $1.9 million or $0.07 per diluted common share during the fourth quarter of the prior year.

For the full year 2007, the Company reported revenue of $146.7 million, a 67% increase over 2006 revenue of $87.9 million. Also for the full year, the Company reported income from continuing operations of $15.0 million or $0.57 per diluted common share, versus income from continuing operations of $4.9 million or $0.21 per diluted common share in the prior year.

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share based compensation expense (adjusted EBITDA) were $11.1 million for the quarter ended December 31, 2007, an increase of 21.4% over the fourth quarter of 2006. For the year ended December 31, 2007, adjusted EBITDA was $40.7 million, an increase of 108% over the year ended December 31, 2006. Results for the year ended December 31, 2007 reflect the full year impact from our September 2006 acquisition of the Benefits Solution Practice Area (BSPA) of Public Consulting Group, Inc. (PCG).

“Led by managed care, all of HMS’s product lines contributed to generating organic growth in excess of twenty percent in our first ‘apples-to-apples’ quarter since the acquisition of BSPA in 2006,” said Robert Holster, Chairman and CEO of HMS Holdings Corp. “Heading into 2008, we look forward to increased demand by government healthcare programs for our cost management services, as an economy and healthcare delivery system under stress focus ever more attention on ensuring that medical claims are paid correctly, and by the responsible payor.”

Reconciliation of net income to EBITDA and adjusted EBITDA	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net Income	$4,036	$1,865	$14,956	$5,325

Net interest (income) expense	371	535	1,732	(672)
Income taxes	3,150	1,475	11,593	3,588
Depreciation and amortization, net of deferred
financing costs, included in net interest expense (income)	2,796	4,636	10,210	9,657

Earnings before interest, taxes, depreciation
and amortization (EBITDA)	10,353	8,511	38,491	17,898
Share-based compensation expense	753	639	2,173	1,674
Adjusted EBITDA	$11,106	$9,150	$40,664	$19,572

HMSY will be hosting its fourth quarter and full year 2007 results conference call with the investment community on Friday, February 29, 2008 at 10:00 am Eastern Time. The conference call number is US/Canada: 1 (877) 272-8465 Int’l/Local Dial-In: (706) 634-1355 Participant Code: 33915129. A slide presentation will accompany the conference call and may be accessed through our website at http://www.hmsholdings.com/news/quarterly_reports.asp.

A conference call replay will be available beginning 2/29/2008 1:00 PM EST through 3/7/2008 11:00 PM EST. To listen to the replay of the call, dial: US/Canada: 1 (800) 642-1687 Int’l/Local Dial-In: (706) 645-9291 Participant Code: 33915129 or visit our website at http://www.hmsholdings.com/news/quarterly_reports.asp.

The HMS Holdings Corp. Form 10-K for the year ended December 31, 2007 will be filed and available on our website www.hmsholdings.com on or about March 17, 2008, and will contain additional information about our results of operations for the fiscal year 2007. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are welcome to contact HMSY Investor Relations at 212-857-5986. Following the filing of the Form 10-K, corporate executives will be available to respond to inquiries from shareholders and interested investors.

About HMS Holdings Corp.

HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in cost management, coordination of benefits, and program integrity services for government healthcare programs. HMS serves the Medicaid programs of 40 states, more than 70 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1.0 billion annually, and obtain access to data that helps them prevent billions of dollars more in erroneous payments.

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining share-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding share-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2006. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

###

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended Dec. 31,		Year ended Dec. 31,
	2007	2006	2007	2006
Revenue	$41,668	$33,621	$146,651	$87,940

Cost of services:
Compensation	16,255	13,609	57,137	38,547
Data processing	2,916	2,031	10,026	6,812
Occupancy	2,965	2,156	9,411	6,322
Direct project costs	6,023	5,624	21,866	13,849
Other operating costs	4,790	2,733	15,288	8,165
Amortization of acquisition related software
and intangibles	1,162	3,593	4,642	6,420
Total cost of services	34,111	29,746	118,370]	80,115
Operating income	7,557	3,875	28,281	7,825
Interest expense	(464)	(685)	(2,207)	(1,014)
Interest income	93	150	475	1,686
Income before income taxes	7,186	3,340	26,549	8,497
Income taxes	3,150	1,475	11,593	3,588
Income from continuing operations	4,036	1,865	14,956	4,909
Discontinued operations:
Income from operations	-	-	-	416
Net income	$4,036	$1,865	$14,956	$5,325

Basic income per share data:
Income per share from continuing operations	$0.16	$0.08	$0.63	$0.23
Income per share from discontinued operations	-	-	-	0.02
Net income per basic share	$0.16	$0.08	$0.63	$0.25

Weighted average common shares outstanding, basic	24,471	23,259	23,904	21,731

Diluted income per share data:
Income per share from continuing operations	$0.15	$0.07	$0.57	$0.21
Income per share from discontinued operations	-	-	-	0.01
Net income per diluted share	$0.15	$0.07	$0.57	$0.22

Weighted average common shares, diluted	26,646	25,470	26,249	23,859

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	December 31,	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$21,275	$12,527
Accounts receivable, net allowance of $662 and $512
at December 31, 2007 and 2006, respectively	39,704	30,930
Prepaid expenses and other current assets, including deferred tax assets
of $657 and $3,353 at December 31, 2007 and 2006 respectively	3,970	5,352
Total current assets	64,949	48,809

Property and equipment, net	16,496	12,160
Goodwill, net	80,242	65,242
Deferred income taxes, net	3,111	3,860
Intangible assets, net	22,495	26,204
Other assets	807	968
Total assets	$188,100	$157,243

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$21,535	$14,285
Amounts due to Public Consulting Group, Inc.	4	1,385
Current portion of long term-debt	6,300	7,875
Total current liabilities	27,839	23,545

Long-term liabilities:
Long-term debt	17,325	23,625
Other liabilities	4,187	3,166
Total long-term liabilities	21,512	26,791
Total liabilities	49,351	50,336

Shareholders' Equity:

Preferred Stock - $. 01 par value; 5,000,000 shares authorized; none issued	-	-
Common Stock - $ .01 par value; 45,000,000 shares authorized;
26,409,035 shares issued and 24,746,189 shares outstanding at
December 31, 2007;
25,027,865 shares issued and 23,365,019 shares outstanding at
December 31, 2006	264	250
Capital in excess of par value	127,887	110,876
Retained earnings	20,187	5,231
Treasury stock, at cost; 1,662,846 shares at December 31, 2007
and December 31, 2006	(9,397)	(9,397)
Accumulated other comprehensive loss	(192)	(53)
Total Shareholders' Equity	138,749	106,907
Total liabilities and shareholders' equity	$188,100	$157,243

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years ended December 31, 2007 and 2006
(in Thousands)
(unaudited)

	Year ended December 31,
	2007	2006
Operating activities:
Net income	$14,956	$5,325
Adjustments to reconcile net income to net cash provided by
operating activities:
Income from discontinued operations	-	(416)
Loss on disposal of fixed assets	370	29
Depreciation and amortization	10,558	9,713
Share-based compensation expense	2,173	1,674
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(8,197)	(2,105)
Increase in prepaid expenses and other current assets	(1,185)	(213)
Decrease in deferred tax asset	3,445	3,163
(Increase) decrease in other assets	(171)	12
Increase in accounts payable, accrued expenses and
other liabilities	4,649	337
Net cash provided by operating activities	26,598	17,519
Investing activities:
Purchases of short-term investments	-	(59,450)
Sales of short-term investments	-	96,950
Accordis note receivable	-	5,360
Purchases of property and equipment	(8,594)	(3,334)
Acquisition of Permedion	(627)	-
Acquisition of BSPA	(15,000)	(81,150)
Investment in software	(606)	(1,131)
Net cash used in investing activities	(24,827)	(42,755)
Financing activities:
Proceeds from exercise of stock options	6,577	2,867
Proceeds from long-term debt	-	40,000
Repayment of long-term debt	(7,875)	(8,500)
Deferred financing costs	-	(936)
Tax benefit of disqualifying dispositions	8,275	275
Net cash provided by financing activities	6,977	33,706
Net (decrease) increase in cash and cash equivalents	8,748	8,470

Cash provided by discontinued operations:
Cash provided by operating activities	-	416
Net cash provided by discontinued operations	-	416
Cash and cash equivalents at beginning of period	12,527	3,641
Cash and cash equivalents at end of period	$21,275	$12,527
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$56	$404
Cash paid for interest	1,945	$831

Supplemental disclosure of noncash investing activities:
Common stock issued in connection with BSPA acquisition	$-	$24,410